                                                                  EXHIBIT 10.24


                                 LOAN AGREEMENT


                                    BETWEEN


                         BROCK SUITE GREENVILLE, INC.,
                                  AS BORROWER


                                      AND


                   ALLIED CAPITAL COMMERCIAL CORPORATION AND
                       BUSINESS MORTGAGE INVESTORS, INC.,
                                   AS LENDER

                        _______________________________


                                $6,800,000 LOAN


                        _______________________________


                              DATED MAY 2, 1996

            THIS INSTRUMENT CONTAINS INDEMNIFICATION PROVISIONS AND PROVISIONS LIMITING THE LENDER'S LIABILITY FOR NEGLIGENCE

                               TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE 1 - GENERAL TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.1      Terms Defined Above . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.2      Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section 1.3      Accounting Terms and Determinations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE 2 - THE CREDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.1      Commitment to Lend  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.2      Commitment Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 2.3      Nature of Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 3 - SECURITY FOR THE OBLIGATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section 3.1      Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.1      Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.2      Power and Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.3      Binding Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.4      No Legal Bar or Resultant Lien  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.5      No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 4.6      Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.7      Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.8      Taxes and Governmental Charges  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 4.9      Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.10     Casualties and Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.11     Compliance with the Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.12     No Material Misstatements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.13     Title to Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section 4.14     Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.15     Governmental Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.16     Continuing Accuracy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section 4.17     Construction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.18     Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.19     Side Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.20     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.21     Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.22     Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.23     Representations Concerning Loan and Property  . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section 4.24     Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





LOAN AGREEMENT - Page i
RESIDENCE INN/GREENVILLE, SC/67562

ARTICLE 5 - AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 5.1      Financial Statements and Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (a)      Annual Report of the Borrower . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
                 (b)      Operating Statements, Financial Statements and Budget Reports of the Property . . . . . . .  12
                 (c)      Tax Returns and Government Filings  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (d)      Certificates of No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (e)      Other Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.2      Taxes and Other Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 5.3      Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.4      Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.5      Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 5.6      Reimbursement of Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.7      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.8      Escrow  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section 5.9      Accounts and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.10     Right of Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.11     Notice of Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.12     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.13     Compliance with Laws and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.14     Environmental Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section 5.15     Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 5.16     Financial Statements for Related Entities . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.17     Reasonable Time and Attention . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.18     Use of Proceeds; Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 5.19     Maintain Copies; Financing Statements . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.20     Existence; Protect the Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 5.21     Certain Hotel Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 6 - NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.1      Debts, Guaranties and Other Obligations . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.2      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 6.3      Sale of Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.4      Ownership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.5      No Change in the Current Business Entity  . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.6      Management Fee Subordinated . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.7      Incur Any Declared Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.8      Dividends; Dissipation of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 6.9      Outside Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.10     Inside Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 6.11     Certain Hotel Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 7 - CONDITIONS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section 7.1      Conditions of Lending . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24





LOAN AGREEMENT - Page ii
RESIDENCE INN/GREENVILLE, SC/67562

                 (a)      Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (b)      Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (c)      Collateral Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (d)      Borrower's Organization Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (e)      Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (f)      Closing Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (g)      Borrower's Counsel Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (h)      No Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (i)      Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (j)      Environmental Engineering Report (Phase I)  . . . . . . . . . . . . . . . . . . . . . . . .  25
                 (k)      Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (l)      Insurance Policies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (m)      Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (n)      Survey (Current As-Built) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (o)      Title Insurance Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (p)      Title Insurance Policy; Opinion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 (q)      Pay-Off Letter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (r)      Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (s)      Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (t)      Franchisor Estoppel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 8 - DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         Section 8.1      Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (a)      Principal and Interest Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 (b)      Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (c)      Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (d)      Other Debt to Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (e)      Other Debt to Other Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 (f)      Involuntary Bankruptcy or Receivership Proceedings  . . . . . . . . . . . . . . . . . . . .  28
                 (g)      Voluntary Petitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (h)      Assignments for Benefit of Creditors  . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (i)      Undischarged Judgments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (j)      Attachment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (k)      Condemnation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (l)      Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (m)      No Assumption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 (n)      Management and Franchise Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.2      Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 8.3      Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 9 - MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 9.1      Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 9.2      Invalidity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 9.3      Survival of Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31





LOAN AGREEMENT - Page iii
RESIDENCE INN/GREENVILLE, SC/67562

         Section 9.4      Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 9.5      Renewal, Extension or Rearrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.6      Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.7      Cumulative Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 9.8      Singular and Plural . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.9      Controlling Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.10     Titles of Articles, Sections and Subsections  . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.11     Relationship of the Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.12     Amendment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 9.13     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 9.14     Time of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 9.15     Waiver of Jury Trial; Submission of Jurisdiction  . . . . . . . . . . . . . . . . . . . . .  34
         Section 9.16     Costs and Fees Related to Enforcement or a Successful Defense.  . . . . . . . . . . . . . .  34
         Section 9.17     Independent Covenant to Make Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 9.18     Notice of Claim; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 9.19     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section 9.20     Disclosures.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE 10 - SPECIAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 10.1     Single Purpose Entity/Separateness. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 10.2     Extension of Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37





LOAN AGREEMENT - Page iv
RESIDENCE INN/GREENVILLE, SC/67562

                                    EXHIBITS



         Document                                                            Exhibit
         Legal Description for Property                                      A
         Schedule of Environmental Reports                                   4.14
         List of Management Personnel                                        4.18
         Litigation Schedule                                                 4.20
         Material Leases                                                     4.21
         Debts                                                               6.1
         Ownership Interests in Borrower                                     6.4





LOAN AGREEMENT - Page v
RESIDENCE INN/GREENVILLE, SC/67562

                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT ("Agreement"), is made between BROCK SUITE GREENVILLE, INC., a Delaware corporation ("Borrower"), and ALLIED CAPITAL COMMERCIAL CORPORATION and BUSINESS MORTGAGE INVESTORS, INC. (together, "Lender"), who agree as set forth below.


                                   ARTICLE 1

                                 GENERAL TERMS

         Section 1.1 Terms Defined Above. As used in this Agreement, the terms "Agreement," "Borrower" and "Lender" shall have the meanings indicated above.

         Section 1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

                 "Affiliate" shall mean (a) any corporation in which Borrower or any general partner of Borrower (including any member of any general partner) directly or indirectly owns or controls more than 10% of the securities issued thereby, (b) any partnership or joint venture in which Borrower or any general partner of Borrower is a partner or joint venturer, (c) any trust in which Borrower or any general partner of Borrower is a trustee or beneficiary, and (d) any entity of any type which is directly or indirectly controlled by Borrower or any general partner of Borrower, (e) any general partner in Borrower, or
         (f) any employee of Borrower or any of its affiliates, including,
         without limitation, the following entities:   Brock Suite Hotels,
         Inc., Hallwood Realty Partners, L.P., Hallwood Hotels, Inc., Hallwood Group Incorporated, and Intregra Hotels, Inc.

                 "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Washington, D.C.

                 "Closing Date" shall mean the date hereof.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Collateral" shall mean the properties described in the Collateral Documents as security for the Obligations.

                 "Collateral Documents" shall mean collectively the documents required by the Lender to obtain the security interests in the Collateral, as described in Section 3.1 hereof.





LOAN AGREEMENT - Page 1
RESIDENCE INN/GREENVILLE, SC/67562

                 "Debt" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to any Person, including the Lender, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for money borrowed; (ii) unfunded portions of commitments for money to be borrowed; (iii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of the Borrower; (iv) guaranties of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (v) the present value of all obligations for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under generally accepted accounting principles, and trade payables incurred in the ordinary course of business or otherwise.

                 "Default" shall mean the occurrence of any of the events specified in Article 8 hereof, whether or not any requirement for notice or lapse of time or other condition precedent has been satisfied.

                 "Event of Default" shall mean the occurrence of any of the events specified in Article 8 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

                 "Franchise Agreement" shall mean those agreements entered into by the Brock Suite Hotels, Inc. ("Franchisee") and The Residence Inn Company, the rights of franchisor now being held by Marriott International, Inc., including the Franchise Agreement dated January 10, 1985.

                 "Hotel" shall mean the 96-unit Residence Inn by Marriott, in Greenville, South Carolina compromising a part of the Property.

                 "Interest Rate" shall mean the rates set forth in the Note.

                 "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on jurisprudence, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, servitudes, usufructs, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Borrower shall be deemed to be the owner of any property which it has accrued or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to





LOAN AGREEMENT - Page 2
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
         which title to the property has been retained by or vested in some other Person for security purposes.

                 "Loan" shall mean the loan to be made by the Lender to the Borrower as specified in Section 2.1 hereof.

                 "Loan Documents" shall mean this Agreement, the Note, the Collateral Documents, and all other documents concurrently or hereafter executed and delivered in connection herewith and therewith, including all amendments, modifications, supplements, and extensions of or to all such documents.

                 "Management Agreement" shall mean that certain Management and Operating Agreement dated as of April 1, 1996 between the Borrower and Mason Hospitality Services, Inc.

                 "Mortgage" shall mean the Mortgage, Deed of Trust and Security Agreement described in Section 3.1 hereof.

                 "Note" shall mean the promissory note of the Borrower evidencing the Loan as specified in Section 2.1 hereof.

                 "Obligations" shall mean any and all amounts and/or liabilities owing from time to time by the Borrower to the Lender pursuant to this Agreement, whether in connection with advances made under the Loan, and whether such amounts or liabilities be liquidated or unliquidated, now existing or hereafter arising.

                 "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

                 "Property" shall mean the real property described in EXHIBIT A and all improvements thereon, including the Hotel.

         Section 1.3 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, on a basis consistent (except for changes approved by independent public accountants for the Borrower) with the most recent financial statements of the Borrower.





LOAN AGREEMENT - Page 3
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
                                   ARTICLE 2

                                   THE CREDIT

         Section 2.1 Commitment to Lend. Subject to and upon the terms and conditions contained in this Agreement, and relying on the representations and warranties contained in this Agreement, the Lender agrees to make a loan to
the Borrower in the original aggregate principal amount of   SIX  MILLION
EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($6,800,000.00). The Loan shall be represented by a promissory note in the original principal amount of $6,800,000, made by Borrower payable to the order of the Lender, bearing interest at the Interest Rate and requiring compliance with such other terms as set forth in the Note.

         Section 2.2 Commitment Fee. On or before the Closing Date, the Borrower shall pay a commitment fee of ONE HUNDRED SEVENTY THOUSAND AND NO/100 DOLLARS ($170,000.00).

         Section 2.3 Nature of Commitment. The Lender's obligation to make any and all advances on the Loan shall be deemed to be a transaction made pursuant to a contract to make a loan or extend debt financing or financial accommodations to the Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the Bankruptcy Code of the United States.


                                   ARTICLE 3

                          SECURITY FOR THE OBLIGATIONS

         Section 3.1 Security. The Loan shall be secured by the following:

         (a) A first Mortgage, Deed of Trust and Security Agreement dated the date hereof on the Property securing the Note.

         (b) A first security interest in all of the Borrower's chattel interests in connection with the Property, including without limitation all assets of the Property and all other furniture, fixtures, machinery, equipment, inventories, accounts, contract rights, general intangibles, licenses, chattel paper, intellectual property, goodwill and other assets, pursuant to the Mortgage and UCC financing statements.

         (c)     An assignment of leases and rents securing the Note.

         (d)     Assignment of Franchise Agreement.

         (e)     A Subordination of Management Agreement.





LOAN AGREEMENT - Page 4
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
         (f) Such other documents, undertakings and security interests as may be agreed to by the parties in connection with the Loan.


                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         In order to induce the Lender to enter into this Agreement, the Borrower represents and warrants to the Lender (which representations and warranties shall survive the extensions of credit under this Agreement) as set forth below.

         Section 4.1      Existence.

         (a) The Borrower is a corporation duly organized, legally existing and in good standing under the laws of Delaware, and the Borrower is duly qualified to do business in the State of South Carolina and in all other jurisdictions in which the nature of its business or location of its properties requires such qualification. The Borrower is exclusively engaged in the business of owning and operating the Property. The Borrower has obtained all permits, licenses and other governmental permits necessary to conduct the business it transacts.

         (b) The chief executive office of the Borrower is located at 3710 Rawlins, Suite 1500, Dallas, Texas 75219 The federal taxpayer identification number for the Borrower is 75-2644190.

         Section 4.2 Power and Authorization. The Borrower is duly authorized and empowered to execute, deliver and perform this Agreement, the Note and the other Loan Documents executed by it. All action on the part of the Borrower requisite for the due creation and execution of this Agreement, the Note and the other Loan Documents has been duly and effectively taken.

         Section 4.3 Binding Obligations. This Agreement, the Note and the other Loan Documents constitute valid and binding obligations of the Borrower enforceable in accordance with their terms (except that enforcement may be subject to any applicable bankruptcy, insolvency or similar laws generally affecting the enforcement of creditors' rights).

         Section 4.4 No Legal Bar or Resultant Lien. This Agreement, the Note and the other Loan Documents do not and will not violate any provisions of the Borrower's articles of incorporation, will not violate any contract, agreement, law, regulation, order, injunction, judgment, decree or writ to which the Borrower is subject, and will not result in the creation or imposition of any Lien upon any property of the Borrower, other than as contemplated by this Agreement.

         Section 4.5 No Consent. The Borrower's execution, delivery and performance of this Agreement, the Note and the other Loan Documents executed by it do not require the consent





LOAN AGREEMENT - Page 5
RESIDENCE INN/GREENVILLE, SC/67562
or approval of any other Person, including without limitation any regulatory authority or governmental body of the United States or any state thereof or any political subdivision of the United States or any state thereof.

         Section 4.6 Financial Condition. All financial statements of the Borrower delivered to Lender are true and correct in all material respects, fairly and accurately present the financial condition of the Borrower, there are no contingent liabilities not disclosed thereby which would adversely affect the financial condition of Borrower and to the extent reviewed by an independent certified public accounting firm, have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered. Since the close of the period covered by the latest financial statements delivered to Lender with respect to Borrower, there has been no material adverse change in the assets, liabilities, or financial condition of Borrower. No event has occurred (including, without limitation, any litigation or administrative proceedings) and no condition exists or, to the knowledge of Borrower, is threatened, which (i) might render Borrower unable to perform its obligations under this Agreement, the Note or the other Loan Documents, or (ii) would constitute a Default hereunder, or (iii) might adversely affect the financial condition of the Borrower or the validity or priority of the lien of any of the Collateral Documents or (iv) might adversely affect the business or the property of the Borrower or its ability to carry on business as now conducted. Neither the Borrower nor any entity in which it has an ownership interest, (x) is a defendant in any suits or legal action,
(y) has any judgments, garnishments or attachments pending against it or (z) has ever been adjudicated a bankrupt. All of the materials which the Borrower has submitted to the Lender constitute a complete and accurate presentation of all facts material to the Lender's agreement to execute this Agreement.

         Section 4.7 Solvency. The Borrower will receive a reasonably equivalent value in exchange for the obligations of the Borrower under this Agreement, the Note and the other Loan Documents. The execution and performance of this Agreement, the Note and the other Loan Documents by the Borrower (i) are not being made with any intent to hinder, delay or defraud any entity to which the Borrower is indebted; (ii) will not result in the Borrower becoming insolvent or having an unreasonably small capital for the business in which it is engaged; and (iii) will not cause the Borrower to incur debts that would be beyond the ability of the Borrower to pay as such debts mature. For the purposes of this Section 4.7, "insolvent" shall mean the following: the sum of the Borrower's debts is greater than all of the Borrower's property at a fair valuation. Any property transferred, concealed or removed with intent to hinder, delay or defraud the Borrower's creditors and property which may be exempted from the debtor's estate under the Federal Bankruptcy Code shall be excluded from the assets of the Borrower for purposes of determining insolvency. The Borrower has never been adjudicated a bankrupt or filed a case under the Federal Bankruptcy Code or had an order for relief entered against it under the Federal Bankruptcy Code.

         Section 4.8 Taxes and Governmental Charges. The Borrower has filed all tax returns and reports required to be filed and, except to the extent that the real estate taxes for the year in which this Agreement is executed are not yet due and payable, has paid all taxes, assessments, fees and other governmental charges levied upon it or upon its property or income which are due





LOAN AGREEMENT - Page 6
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
and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

         Section 4.9 Defaults. The Borrower is not in default under any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which it is bound. The Borrower is current on all debts, accounts payable and leases.

         Section 4.10 Casualties and Condemnation. Since the date of the most recent financial statements furnished to the Lender, neither the business nor the property of the Borrower has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces or acts of God or of any public enemy, except as disclosed in writing to the
Lender on or prior to the Closing Date.   There are no proceedings pending or,
to the best of Borrower's knowledge, threatened for the partial or total condemnation of the Property.

         Section 4.11 Compliance with the Law. The Borrower (a) is not in violation of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which the Borrower or the Property is subject; and (b) has obtained all licenses, permits, franchises, including, without limitation, certificates of completion and occupancy permits required for the legal use and occupancy of the Property for its current use, and any applicable liquor license or other governmental authorization necessary to the ownership of any of its property or the conduct of its business (collectively, the "Licenses") and each such License is in full force and effect; in each case, which violation or failure could reasonably be anticipated to materially and adversely affect the business, prospects, profits, property or condition (financial or otherwise) of the Borrower. The Loan evidenced by the Loan Documents complies with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury and any and all other requirements of any federal, state or local law.

         Section 4.12 No Material Misstatements. No information, exhibit, proposal or report furnished by the Borrower to the Lender in connection with this Agreement or in the negotiation of this Agreement and the other Loan Documents contained any material misstatement of fact or omitted to state a material fact necessary to make the statement contained therein not misleading. All information in the correspondence and proposals furnished Lender is correct and complete and all projections presented are reasonable.

         Section 4.13 Title to Collateral. Upon closing the Borrower will have good and indefeasible title to the Collateral, free of all liens and encumbrances except those created in favor of the Lender and the exceptions noted in the title commitment or policy applicable to the Property which have
been expressly accepted by Lender in writing prior to Closing.   The Borrower
has not heretofore conveyed or agreed to convey or encumber any Collateral in any way, except in favor of the Lender or as permitted by this Agreement.





LOAN AGREEMENT - Page 7
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
         Section 4.14 Environmental Matters. Except as disclosed in the environmental report described in EXHIBIT 4.14, to the best knowledge of Borrower, no friable asbestos, or any substance containing asbestos deemed hazardous by federal or state regulations on the date of this Agreement, has been installed in the Property, except as otherwise disclosed to the Lender in writing prior to the Closing Date. To the best knowledge of Borrower, the Property and the Borrower are not in violation of or subject to any existing, pending, or threatened investigation or inquiry by any governmental authority or to any remedial obligations under any applicable laws pertaining to health or the environment (hereinafter sometimes collectively called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, hereinafter called "RCRA") and all state and local laws, rules, and regulations, as amended from time to time and, to the best knowledge of the Borrower, this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Property and known to the Borrower. The Borrower has not obtained and is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment forming a part of the Property by reason of any Applicable Environmental Laws. Except as set forth in the environmental reports described in EXHIBIT 4.14, to the best of the Borrower's knowledge, no hazardous substances or solid wastes have been disposed of or otherwise released on or to the Property in violation of Applicable Environmental Laws. The use which the Borrower makes and intends to make of the Property will not result in the disposal or other release of any hazardous substance or solid waste on or to the Property. The terms "hazardous substance" and "release" as used in this Agreement shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event that the laws of the state in which the Property is located establish a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         Section 4.15 Governmental Requirements. The Property is in compliance with all current governmental requirements affecting the Property, including, without limitation, all current coastal zone protection, zoning and land use regulations, building codes and all restrictions and requirements imposed by applicable governmental authorities with respect to the construction of any improvements on the Property and the contemplated use of the Property.

         Section 4.16 Continuing Accuracy. All of the representations and warranties contained in this Article or elsewhere in this Agreement shall be true through and until the later of the date on which all obligations of Borrower under this Agreement, the Note and the other Loan Documents are fully satisfied or Borrower shall promptly notify Lender of any event which would render any of said representations and warranties untrue or misleading. The representations and warranties contained in the Closing Certificate executed by Borrower (which certificate constitutes





LOAN AGREEMENT - Page 8
RESIDENCE INN/GREENVILLE, SC/67562
one of the Loan Documents) are true and correct and Borrower shall observe the covenants contained therein.

         Section 4.17 Construction. The Borrower hereby represents and warrants to the Lender (i) the anticipated use of the Property does not and will not violate any restrictive covenant applicable to the Property; (ii) the Borrower has obtained or will obtain all permits and approvals necessary to make any renovations, repairs or tenant improvements to the Property from all applicable governmental authorities; and (iii) with respect to any renovations at the Property, the final renovation budget reviewed and approved by the Lender contains a true and accurate estimate of the cost of the renovations and repairs to the Property which will be made by the Borrower.

         Section 4.18     Management.  The Borrower has attached as EXHIBIT
4.18 hereto a complete list of all people who will at Closing manage the Borrower and the Property. During the past ten (10) years neither Borrower nor any other person involved in management of the Borrower has been arrested or convicted of any material crime nor have any of them been bankrupt or an officer or director of a bankrupt company, other than Integra, A Hotel and Restaurant Company, as described in the Chapter 11 plan of reorganization dated March 8, 1994, which has been disclosed to Lender.

         Section 4.19 Side Agreements. There are no "side agreements," either written or oral, with any individual or business whereby the management of the Borrower has agreed to do anything beyond the requirements of formal written contracts executed by the Borrower.

         Section 4.20 Litigation. Except as set forth in EXHIBIT 4.20, the Borrower has not been made a party to or threatened by any suits, actions, claims, investigations by governmental bodies, or legal, administrative or arbitrational proceedings; the Borrower does not know of any basis or grounds for any such suit or proceeding; there are no outstanding orders, judgments, writs, injunctions or decrees or any court, government agency or arbitrational tribunal against or affecting the Borrower or the Property.

         Section 4.21 Leases. The Property is not subject to any leases or operating agreements other than the leases and the operating agreements, if any, described in EXHIBIT 4.21, and all such leases and agreements are in full force and effect. No person has any possessory interest in the Property or right to occupy the same except under and pursuant to the provisions of the leases and any such operating agreements.

         Section 4.22     Subsidiaries.   The Borrower has no subsidiaries,
affiliates, partnerships nor any other commonly controlled or related entities other than as disclosed in writing to Lender.

         Section 4.23 Representations Concerning Loan and Property. Borrower represents, warrants and covenants as follows:

         (a) Borrower has no defense to the payment in full of the Obligations that arises from applicable local, state or federal laws, regulations or other requirements.





LOAN AGREEMENT - Page 9
RESIDENCE INN/GREENVILLE, SC/67562

                 None of the Loan Documents are subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of any such Loan Documents, or the exercise of any right thereunder, render any Loan Documents unenforceable, in whole or in part, or subject to any right of rescission, set-off, abatement, diminution, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, abatement, diminution, counterclaim or defense has been, or will be, asserted with respect thereto.

         (b) The Property is in good repair, good order and good condition and free and clear of any damage that would affect materially and adversely the value of the Property as security for the Obligations and the Property has not been materially damaged by fire, wind or other casualty or physical condition (including, without limitation, any soil or geological condition), which damage has not been fully repaired.

         (c) All of the improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, and no improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property encroach upon any of the improvements, so as to affect the value or marketability of the Property except for immaterial encroachments which do not adversely affect the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the Property.

         (d) The Property (i) is located on a dedicated, public way or private way pursuant to an irrevocable easement permitting ingress and egress, which are adequate in relation to the premises and location on which the Property is located both for practical ingress and egress and to satisfy applicable zoning and/or subdivision laws; (ii) is served by public utilities and services in the surrounding community, including police and fire protection, public transportation, refuse removal, public education, and enforcement of safety codes which are adequate in relation to the premises and location on which the Property is located; (iii) is serviced by public water and sewer systems which are adequate in relation to the premises and location on which the Property is located; (iv) has parking and other amenities necessary for the operation of the business currently conducted thereon which are adequate in relation to the premises and location on which the Property is located; (v) is a contiguous parcel and a separate tax parcel, and there are no delinquent taxes or other outstanding charges adversely affecting the Property; and (vi) is not relied upon by, and does not rely upon, any building or improvement not part of the Property to fulfill any zoning, building code or other governmental or municipal requirement for structural support or the furnishing of any essential building systems or utilities, except to the extent of





LOAN AGREEMENT - Page 10
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
                 any valid and existing reciprocal easement agreements shown in the title insurance policy insuring the lien of the Mortgage.

         (e) No action, omission, misrepresentation, negligence, fraud or similar occurrence has taken place on the part of any person that would reasonably be expected to result in the failure or impairment of full and timely coverage under any insurance policies providing coverage for the Property.

         (f) There are no defaults by Borrower beyond any applicable grace period under any contract or agreement (other than the Mortgage and the other Loan Documents) that binds Borrower and/or the Property, including any management, service, supply, security, maintenance or similar contracts; and Borrower has no knowledge of any such default for which notice has not yet been given; and no such agreement is in effect with respect to the Property that is not capable of being terminated by Borrower on less than thirty (30) days notice except as previously disclosed to Lender by delivery of a copy of all such agreements.

         Section 4.24     Agreements.

         (a) The Franchise Agreement pursuant to which Borrower or Franchisee has the right to operate the Hotel under a name and/or hotel system controlled by such franchisor, is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

         (b) The Management Agreement is in full force and effect and there is no default, breach or violation existing thereunder by any party thereto and no event has occurred (other than payments due but not yet delinquent) that, with the passage of time or the giving of notice, or both, would constitute a default, breach or violation by any party thereunder.

         (c) Neither the execution and delivery of the Loan Documents, the Borrower's performance thereunder, the recordation of this Mortgage, nor the exercise of any remedies by Lender other than foreclosure, will adversely affect Borrower's or Franchisee's rights under the Franchise Agreement, the Management Agreement, or any of the Licenses, as applicable.





LOAN AGREEMENT - Page 11
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
                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

         Unless the Lender's prior written consent to the contrary is obtained, the Borrower shall at all times comply with the covenants contained in this
Article 5, from the date hereof and for so long as any part of the Obligations is outstanding.

         Section 5.1 Financial Statements and Reports. The Borrower shall promptly furnish to the Lender such information regarding the business and affairs and financial condition of the Borrower as the Lender may reasonably request, and, without limiting the generality of the foregoing, beginning with this fiscal year, the Borrower will furnish or cause to be furnished to the
Lender:

         (a) Annual Report of the Borrower - as soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the unaudited balance sheet, statement of income and retained earnings, reconciliation of capital accounts and the statement of cash flow of the Borrower, each certified to be true and correct by Borrower, and a one-page management summary and operating statement of the Property for such year, all as of the end of such year (together with, as to each of the foregoing, all supporting schedules), setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, from an accounting firm acceptable to Lender.
                 All national and regional firms are acceptable to Lender.

         (b) Operating Statements, Financial Statements and Budget Reports of the Property - as soon as available,

                 (i) but in any event within thirty (30) days after the end of each month year-to-date financial statements in accordance with generally accepted accounting principles (including profit and loss and balance sheets), together with a one-page management summary and operating statement of the Property for such month, certified correct by a duly authorized officer of the Borrower;

                 (ii) but in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the unaudited balance sheet of the Property as at the end of such quarter, the unaudited statement of income of the Property for such quarter, the unaudited statement of reconciliation of capital accounts of the Property for such quarter and the unaudited statement of cash flow of the Property for such quarter and a one-page management summary and operating statement of the Property for such quarter (together with, as to each of the foregoing, all supporting





LOAN AGREEMENT - Page 12
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
                          schedules), setting forth in each case in comparative form the corresponding figures for the preceding fiscal quarter, certified correct by a duly authorized officer of the Borrower; and

                 (iii) but in any event not later than December 31 of each year, the annual budget reports for the Property and in-depth projections for the next twelve (12) months on the Property along with a five (5) year pro forma in the same format as the financial statements prepared and certified correct by Borrower.

         (c) Tax Returns and Government Filings - as soon as available but in any event within thirty (30) days after the timely filing thereof, copies of all material documents filed with government agencies which are related to the Property including the federal income tax return of the Borrower, including all related schedules, and if an extension is timely filed, a copy of the extension application. Borrower shall also furnish within thirty (30) days after filing copies of all material documents filed with government agencies which are related to any of the other properties owned by Franchisee and which represent matters in excess of Three Hundred Thousand Dollars ($300,000.00).

         (d) Certificates of No Default - simultaneously with the furnishing of the financial statements required by Items (a) and (b) hereof, certificates of the principal financial officer of the Borrower, certifying that no Default has occurred, or if a Default has occurred, specifying the nature and extent thereof and the steps that the Borrower proposes to take to cure such Default.

         (e) Other Information - promptly upon the request of the Lender, all regular budgets and such other information regarding the business and affairs and financial condition of the Borrower as the Lender may reasonably request.

All such financial statements, reports and certificates referred to above shall be in such detail as the Lender may reasonably request and shall conform to generally accepted accounting principles applied on a basis consistent with those of the financial statements described in Section 4.6 hereof, except only for such changes in accounting principles or practice with which the independent certified public accountants concur. Furthermore, in order to satisfy the guidelines, requirements or directives of any national rating agency for Certificates (as defined in Section 9.20), Lender may require that all balance sheets and operating statements be audited, at Borrower's expense, by independent certified public accountants of recognized standing, selected by Borrower and approved by Lender (which balance sheets and operating statements shall be without qualification or exception other than those approved by Lender). All national and regional firms are acceptable to Lender.

         Section 5.2 Taxes and Other Liens. The Borrower will file all tax returns required by law before the due date thereof (as validly extended) and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or





LOAN AGREEMENT - Page 13
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
upon any of its property as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any of the Collateral; provided, however, the Borrower shall not be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if the contesting party shall have set up reserves therefor adequate under generally accepted accounting principles, unless payment of such tax, assessment, charge, levy or claim is a condition of the contest thereof. The Borrower shall furnish the Lender with proof of payment of all taxes, assessments, charges, levies or claims against the Property not later than the date on which penalties might attach thereto, or in the event that the Borrower contests any such taxes, assessments, charges, levies or claims in accordance with this Section, the Borrower shall furnish Lender with a description of the contested matter and all actions taken by Borrower in connection with such contest.

         Section 5.3 Maintenance of Existence. The Borrower will (i) maintain its corporate existence; (ii) observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business of the Borrower) with all valid laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements (including without limitation applicable statutes, regulations, orders and restrictions relating to environmental standards or controls or to energy regulations) of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, domestic or foreign; (iii) maintain its properties (and any property leased by or consigned to it or held under title retention or conditional sales contracts) in generally good and workable condition at all times and make all repairs, replacements, additions, betterments and improvements to its properties to the extent necessary so that any failure will not materially and adversely affect the business of the Borrower or the value of the Collateral; (iv) continue to conduct its business in the manner currently conducted; and (v) have directors meetings at least once each year at the Borrower's business offices (Lender shall be notified of each meeting at least two (2) weeks in advance, and may elect to attend or monitor via telephone; the expense of which shall be reimbursed by Borrower).

         Section 5.4 Further Assurances. The Borrower will promptly (and in no event later than thirty (30) days after written notice from the Lender is received) cure any defects in the creation, execution and delivery of this Agreement, the Note or the other Loan Documents. The Borrower at its expense will promptly execute and deliver to the Lender upon request all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in this Agreement, the Note or the other Loan Documents or to further evidence and more fully describe the Collateral, or to correct any omissions in the other Loan Documents, or more fully state the security obligations set out herein or in any of the Collateral Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Collateral Documents, or to make any recordings, to file any notices, or obtain any consents, as may be necessary or appropriate in connection with the transactions contemplated by this Agreement.

         Section 5.5 Performance of Obligations. The Borrower will repay the Loan according to the reading, tenor and effect of the Note and this Agreement. The Borrower and the





LOAN AGREEMENT - Page 14
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
Lender will do and perform every act required of each of them, as the case may be, by this Agreement, the Note or the other Loan Documents at the time or times and in the manner specified; provided, that failure of the Lender to do and perform any act so required of it shall not excuse the failure by Borrower to do and perform any act so required of it, including without limitation to pay the Obligations as they become due.

         Section 5.6 Reimbursement of Expenses. The Borrower will pay all reasonable legal fees and expenses of Lender's counsel, title insurance premiums, brokerage fees, appraisal fees, travel and other expenses incurred by the Lender in connection with the preparation of this Agreement, the Note and the other Loan Documents (including any amendments) and the maintenance of the Loan. The Borrower will, upon request, promptly reimburse the Lender for all payments expended, advanced or incurred by the Lender to satisfy any obligation of the Borrower under this Agreement, or to protect the property or business of the Borrower or to collect the Obligations, or to enforce the rights of the Lender under this Agreement, the Note and/or the other Loan Documents, which amounts will include all court costs, attorneys' fees, fees of auditors and accountants, and investigation expenses reasonably incurred by the Lender in connection with any such matters, together with interest at the Interest Rate set forth in the Note on each such amount from the date that the same is expended, advanced or incurred by the Lender until the date of reimbursement to the Lender.

         Section 5.7 Insurance. Borrower shall procure and maintain for the benefit of Lender insurance policies in accordance with the terms of the Mortgage.

         Section 5.8 Escrows. Borrower shall maintain the following escrows with Lender:

         (a) On the Closing Date Borrower shall deposit with Lender an amount deemed necessary by Lender to establish an escrow under Lender's control for real estate taxes and, at the time of making each installment payment upon the Obligations, deposit with Lender one-twelfth (1/12th) of the amount reasonably estimated by Lender to be necessary to pay taxes and assessments next becoming due upon the Property in accordance with the terms of the Mortgage. In the event Borrower fails to provide evidence to Lender of the payment of the annual insurance premiums for the Property within fifteen (15) day prior to the date when due, Lender shall have the right to require monthly deposits of an amount equal to one-twelfth (1/12th) of the annual insurance premiums next becoming due. All such sums may be held by Lender with interest and applied in such order as Lender may elect to pay upon taxes and assessments, insurance premiums (if such escrow is required) or upon delinquent portions of the Obligations.

         (b) Borrower shall pay to Lender on the first day of each calendar quarter an amount equal to three percent (3%) of the Total Revenues from the Property for the immediately preceding calendar quarter for replacements and capital repairs required to be made to the Property during each calendar year (the "Replacement





LOAN AGREEMENT - Page 15
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
                 Escrow Fund"). At least thirty (30) days prior to the end of each calendar year, Borrower shall deliver to Lender for Lender's review and approval, a capital expenditure budget (the "Budget") itemizing the replacements and capital repairs which are anticipated to be made to the Property during the next immediately succeeding calendar year. Lender may, upon notice to Borrower, adjust the quarterly amounts required to be deposited into the Replacement Escrow Fund to a quarterly amount equal to one-fourth of the total amount specified in each approved Budget. Lender shall make disbursements from the Replacement Escrow Fund for items specified in each approved Budget on a quarterly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment and reimbursement of all out-of-pocket inspection fees incurred by Lender. Lender may require an inspection of the Property prior to making a quarterly disbursement in order to verify completion of replacements and repairs. Following the occurrence and during the continuance of an Event of Default, or in the event Lender determines that such disbursements are necessary to preserve the priority of the liens or security interests created or granted by the Loan Documents, Lender shall have the right to make any disbursement from the Replacement Escrow Fund directly to the party furnishing materials and/or services. The Replacement Escrow Fund shall be held in an interest bearing account in Lender's name at a financial institution selected by Lender in its sole discretion.

         (c) Borrower hereby pledges to Lender any and all monies now or hereafter deposited in the tax and insurance escrow and the Replacement Escrow Fund as additional security for the payment of the Obligations. Such sums shall constitute additional collateral security for Borrower's obligations secured by this Loan Agreement and Lender shall have no obligations with respect to such sums other than to account for the same to Borrower. Each such escrow shall not constitute a trust fund and may be commingled with other monies held by Lender. All earnings or interest on such escrow amounts shall be and become part of such escrow and shall be disbursed as provided in this section. Upon any assignment by Lender of this Loan Agreement, Lender may turn over such sums to the assignee and thereafter all of Lender's responsibilities with respect thereto shall terminate. Upon the occurrence and during the continuance of an Event of Default by Borrower, Lender may apply funds held under terms of this paragraph, to items for which such funds are deposited or as a credit against amounts due on the Obligations. Upon payment of the Obligations and performance by Borrower of all its obligations under the Loan Documents, any amount remaining in such escrows shall be refunded to Borrower.





LOAN AGREEMENT - Page 16
RESIDENCE INN/GREENVILLE, SC/67562

         Section 5.9 Accounts and Records. The Borrower will keep books of record and accounts in which true and correct entries will be made as to all material matters of all dealings or transactions in relation to its business and activities, in accordance with generally accepted accounting principles, consistently applied except for changes in accounting principles or practices with which the independent public accountants for Borrower concur.

         Section 5.10 Right of Inspection. The Borrower will permit any officer, employee or agent of the Lender to visit and inspect any of the property of the Borrower, examine the books of record and accounts of the Borrower, take copies and extracts therefrom, discuss the affairs, finances and accounts of the Borrower with the Borrower's officers, accountants and auditors and conduct credit and background checks with respect to them, all at such reasonable times and on reasonable notice and as often as the Lender may reasonably desire. The Borrower shall pay to the Lender all reasonable costs and expenses incurred by the Lender in connection with such inspection.

         Section 5.11     Notice of Certain Events.

         (a) The Borrower shall promptly notify the Lender if the Borrower learns of the occurrence of any event which constitutes a Default under this Agreement, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such Default. Borrower shall provide Lender with a copy of any notification received by Borrower of any default on any loan or lease to which the Borrower is a party within ten (10) days of Borrower's receipt.

         (b) The Borrower shall notify the Lender within thirty (30) days of the arising of any litigation or dispute threatened against or affecting the Borrower which, if adversely determined, would have a material adverse effect upon the financial condition or business of the Borrower. In the event of such litigation, the Borrower will cause such proceedings to be vigorously contested in good faith and, in the event of any adverse ruling or decision, the Borrower shall prosecute all allowable appeals. Lender may (but shall not be obligated to), without prior notice to Borrower, commence, appear in, or defend any action or proceeding purporting to affect the Loan, or the respective rights and obligations of Lender and Borrower pursuant to this Agreement. Lender may (but shall not be obligated to) pay all necessary expenses, including reasonable attorneys' fees and expenses incurred in connection with such proceedings or actions, which Borrower agrees to repay to Lender upon demand.

         Section 5.12     Indemnification.

         (a) The Borrower hereby indemnifies the Lender and holds the Lender harmless from claims of brokers with whom the Borrower has dealt in the execution hereof or the consummation of the transactions contemplated hereby. The Lender hereby indemnifies the Borrower and holds the Borrower harmless from





LOAN AGREEMENT - Page 17
RESIDENCE INN/GREENVILLE, SC/67562
                 claims of brokers with whom the Lender has dealt with in connection with this Agreement or the consummation of the transactions contemplated hereby.

         (b) The Borrower hereby indemnifies the Lender and holds the Lender harmless from any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses of whatever kind or nature which may be imposed on, incurred by or asserted at any time against the Lender in any way relating to, or arising in connection with, the use or occupancy of any of the Collateral.

         (c) The Borrower hereby indemnifies and fully protects the Lender from any claim pertaining to any defect in the Property, and particularly, any failure of the Lender or any agent, officer, employee or representative of the Lender, to note any defect in materials or workmanship or of physical conditions or failure to comply with any plans, specifications, drawings, ordinances, statutes or other governmental requirements, or to call to the attention of any person whatsoever, or take any action, or to demand that any action be taken, with regard to any such defect or failure or lack of compliance, unless caused by the gross negligence or willful misconduct of Lender.

         Section 5.13 Compliance with Laws and Covenants. The Borrower shall observe and comply with all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers domestic or foreign, applicable to the Borrower or the Property.

         Section 5.14     Environmental Indemnity.

         (a) The Borrower shall defend, indemnify and hold Lender and its directors, officers, agents and employees harmless from and against all claims, demands, causes of action, liabilities, losses, costs and expenses (including, without limitation, costs of suit, reasonable attorneys' fees and fees of expert witnesses) arising from or in connection with (i) the presence on or under the Property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement), or any releases or discharges of any hazardous substances or solid wastes on, under or from the Property, (ii) any activity carried on or undertaken on or off the Property, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any officers, employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on the Property, in connection with the handling, use, generation, manufacture, treatment, removal, storage, decontamination, clean-up, transport or disposal of any hazardous substances or solid wastes at any time located or present on or under the





LOAN AGREEMENT - Page 18
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
                 Property, or (iii) any breach of any representation, warranty or covenant under Section 4.14 of this Agreement. The foregoing indemnity shall further apply to any residual contamination on or under the Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such hazardous substances or solid wastes, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances. Without prejudice to the survival of any other agreements of the Borrower hereunder, the provisions of this Section shall survive the final payment of all Obligations and the termination of this Agreement and shall continue thereafter in full force and effect.

         (b) The Borrower shall observe and comply with all laws, ordinances, orders, decrees, rules and regulations of all federal and state governments relating to environmental matters, including without limitation the removal from or under the Property of any hazardous substances or solid wastes (as defined elsewhere in this Agreement).

         Section 5.15 Financial Covenants. For the fiscal year ending December of 1996, and each calendar quarter thereafter for the immediately preceding twelve (12)-month period, the Borrower shall maintain a Debt Service Coverage Ratio of not less than one and twenty-five hundredths (1.25) to one (1.00). For purposes of this Section, the following terms shall have the meanings indicated.

         (a) "Debt Service Coverage Ratio" shall mean a fraction, the numerator of which is Net Operating Income and the denominator of which is Debt Service as hereinafter defined.

         (b) "Net Operating Income" shall mean Total Revenues less Total Operating Expenses.

         (c) "Total Revenues" shall mean the actual operating revenues received from the Property's operation for the applicable period, as determined by the annual operating statements of the Property provided to the Lender, and shall include, without limitation, regular room revenues, food and beverage revenues, and revenues from parking, telephone and vending machines; "Total Revenues" shall specifically exclude non-operating revenues such as proceeds of the sale of capital assets, proceeds of litigation (other than the collection of operating debts) and any extraordinary revenues.

         (d) "Total Operating Expenses" shall mean the actual operating and fixed expenses of the Property for the applicable period, as determined by the annual operating statements of the Property provided to the Lender, and shall include, without limitation,
                 (i) all real and personal property taxes and assessments imposed upon





LOAN AGREEMENT - Page 19
RESIDENCE INN/GREENVILLE, SC/67562
                 the subject properties; (ii) all insurance premiums for insurance incurred in connection with the subject properties, provided that if insurance on the properties is maintained as part of a blanket policy covering the properties and other properties, the insurance premium included in this paragraph shall be the premium fairly allocable to the subject properties; and (iii) operating expenses of the subject properties (unless such expenses are paid by proceeds of insurance policies) for the management, operation, cleaning, leasing, marketing, maintenance and repair, properly chargeable against income in accordance with generally accepted accounting principals, including, without limitation, wages and payroll costs, utilities and heating charges, material costs, maintenance costs, costs of services, water and sewer charges, license fees and business taxes, and such other expenses normally considered an industry-wide cost of operating a similar property, exclusive, however, of (A) principal and interest payment on the subject Loan, (B) depreciation and amortization expenses, (C) Borrower's income, franchise and similar taxes imposed by any governmental authority, (D) any cost, payment or expense, whether included in the "operating expenses" or otherwise, to the extent paid with the proceeds of the Loan or any other loan or by any tenant of Borrower or any other third party which reimburses Borrower for any cost or expense, (E) payments in respect of capital expenditures (including payments of indebtedness for capital expenditures and payments for capital lease obligations), and (F) reserves for replacements of capital items and any other reserves.

                 For purposes of calculating "net operating income", management fees shall be presumed to not exceed three percent (3%) of gross receipts for the applicable period.

         (e) "Debt Service" shall mean the total of the actual monthly payments of principal and interest due on the Loan for the applicable period.

         Section 5.16 Financial Statements for Related Entities. The Borrower shall provide in a form reasonably acceptable to Lender within one hundred twenty (120) days of each fiscal year-end, balance sheets and statement of income and retained earnings on Franchisee.

         Section 5.17 Reasonable Time and Attention. The Borrower shall require sufficient personnel to commit reasonable time and attention to the operation of the Property and the obligations of Borrower under the Loan.

         Section 5.18 Use of Proceeds; Margin Stock. The proceeds of the Loan hereunder shall be used by the Borrower for the purposes of financing the purchase of the Property. None of such proceeds will be used for the purpose of, and the Borrower is not engaged in the business of extending credit for the purpose of, purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or





LOAN AGREEMENT - Page 20
RESIDENCE INN/GREENVILLE, SC/67562
carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulation U. The Borrower is not engaged principally, or as one of the Borrower's important activities, in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause this Agreement to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 5.19 Maintain Copies; Financing Statements. The Borrower shall maintain an original or a true copy of this Agreement and any modifications hereof, which shall be available for inspection as called for herein or in the Note; the Borrower shall pay the taxes and costs of, or incidental to, any recording or filing of any financing statements concerning the Collateral, and the Borrower agrees that a photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

         Section 5.20 Existence; Protect the Collateral. The Borrower shall cause to be done all things commercially reasonable to preserve and keep in full force and effect its existence and rights, to conduct its business in a prudent manner, and to take all necessary steps to administer, supervise, preserve and protect the Collateral and to perfect and maintain the Lender's security interest in the Collateral; the Borrower shall at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate to protect the rights of the Lender.

         Section 5.21 Certain Hotel Covenants. Borrower further covenants and agrees with Lender as follows: (a) Borrower shall cause the hotel located on the Property to be operated pursuant to the Franchise Agreement and the Management Agreement, (b) Borrower shall: (i) promptly perform and/or observe all of the covenants and agreements required to be performed and observed by it under the Franchise Agreement and the Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
(ii) promptly notify Lender of any default under the Franchise Agreement or the Management Agreement of which it is aware; (iii) promptly deliver to Lender a copy of each financial statement, business plan, capital expenditures plan, notice, report and estimate received by it under the Franchise Agreement or the Management Agreement; and (iv) promptly enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by the franchisor under the Franchise Agreement and the manager under the Management Agreement, and (c) Borrower shall maintain the Management Agreement for the operation of the Property in full force and effect and timely perform all of Borrower's obligations thereunder and enforce performance of all obligations of the manager thereunder, and not permit the termination or material amendment of such Management Agreement unless the prior written consent of Lender is first obtained. Borrower will enter into and cause the manager to enter into an assignment and subordination of such Management Agreement in form satisfactory to Lender, assigning and subordinating the manager's interest in the Property and all fees and other rights of the manager pursuant to such Management Agreement to the rights of Lender. Upon an Event of Default Borrower at Lender's request made at any time while





LOAN AGREEMENT - Page 21
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
such Event of Default continues, shall terminate the Management Agreement and replace the manager with a manager selected by Lender.


                                   ARTICLE 6

                               NEGATIVE COVENANTS

         Unless the Lender's prior written consent to the contrary is obtained, the Borrower shall at all times comply with the covenants contained in this
Article 6, from the date hereof and for so long as any part of the Obligations is outstanding.

         Section 6.1 Debts, Guaranties and Other Obligations. The Borrower shall not incur, create, assume or in any manner become or be liable in respect of any Debt direct or contingent, except for:

         (a)     The Obligations to the Lender under this Agreement.

         (b)     Other existing Debt to the Lender.

         (c) Trade payables and operating and facility leases from time to time incurred in the ordinary course of business, and indebtedness to construction contractors for work done on the Property.

         (d) Taxes, assessments and other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

         (e)     The Debts listed on EXHIBIT 6.1 hereto.

         Section 6.2 Liens. The Borrower shall not create, incur, assume or permit to exist any Lien on the Property without Lender's prior written consent, except for:

         (a) The pledge of the Collateral and any other liens in favor of the Lender to secure the Obligations of the Borrower to the Lender under this Agreement.

         (b) Any other Liens in favor of the Lender to secure other existing Debt of the Borrower to the Lender.

         (c) Liens for taxes, assessments, and other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.





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
         (d) Liens of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

         (e) Inchoate liens arising under ERISA to secure the contingent liability of the Borrower permitted by this Agreement.

         (f) Liens listed in EXHIBIT 6.1, easements granted to public authorities or utilities for the use and operation of the Collateral, and other liens consented to in advance by Lender, in writing, which consent will not be unreasonably withheld, provided that such liens do not violate the Borrower's financial covenants under this Loan Agreement and provided that Lender is given the right of first refusal to finance the additional indebtedness upon the same terms as the offering lender.

         Section 6.3 Sale of Collateral. The Borrower shall not sell, encumber, exchange, assign, transfer, convey, lease (except for use and occupancy by Hotel guests) or dispose of the Collateral or any portion thereof, nor will the Borrower sell, encumber, transfer or otherwise dispose of all or substantially all of its assets nor dissolve, merge or dispose of the assets necessary to own and operate the Property except pursuant to eminent domain proceedings or, with respect to personal property and equipment, in the ordinary course of business of prudent hotel management when replaced with personal property, or equipment of similar quality.

         Section 6.4 Ownership Interests. During the term of the Loan, the ownership interests in the Borrower, as shown on EXHIBIT 6.4 attached hereto, shall not change in any manner. There shall be no sale, assignment or transfer of any additional shares of stock, partnership interests or other ownership interests of Borrower.

         Section 6.5 No Change in the Current Business Entity. The Borrower covenants that there shall be no change in the current business location or entity.

         Section 6.6 Management Fee Subordinated. The Borrower agrees that the management fee with respect to the Property and all other payments to the Borrower and its owners shall be subordinated to the payments due Lenders.

         Section 6.7 Incur Any Declared Defaults. The Borrower shall not incur any declared defaults under any other material loan, lease or other agreements, or any final material judgments.

         Section 6.8 Dividends; Dissipation of Assets. The Borrower shall not:





LOAN AGREEMENT - Page 23
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
         (a) Declare or pay any cash, stock or other dividend or distribution on any class of stock or other equity ownership interest unless the financial covenant(s) set forth in Section
                 5.15 above will be met in connection therewith and no other default would be caused thereby, or

         (b) Transfer, sell, lease (except for use and occupancy by Hotel guests), lend or in any other manner convey or dispose of any equitable, beneficial or legal interest in any of the Property except pursuant to eminent domain proceedings or, with respect to personal property and equipment, in the ordinary course of business of prudent hotel management when replaced with personal property or equipment of similar quality.

         Section 6.9 Outside Fees. The Borrower shall not pay or incur any brokerage, legal, consulting or similar fee (other than bona fide legal or accounting fee) related to the Property in excess of Twenty-Five Thousand Dollars ($25,000) per year.

         Section 6.10 Inside Transactions. The Borrower shall not purchase or sell any property or services or borrow or lend money or property from or to, or co-invest in any transaction with, any officer, director, employee, any Affiliate thereof or other Affiliate of the Borrower which are not bona fide, arms' length transactions.

         Section 6.11 Certain Hotel Covenants. Borrower shall not, without Lender's prior consent; (i) surrender, terminate or cancel the Franchise Agreement or the Management Agreement; (ii) reduce or consent to the reduction of the term of the Franchise Agreement or the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Franchise Agreement or the Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Franchise Agreement or the Management Agreement in any material respect. Except as expressly set forth in the Management Agreement, Borrower shall not, without Lender's prior consent, enter into transactions with any Affiliate, including without limitation, any arrangement providing for the managing of the Hotel on the Property, the rendering or receipt of services or the purchase or sale of inventory, except any such transaction in the ordinary course of business of Borrower if the monetary or business consideration arising therefrom would be substantially as advantageous to Borrower as the monetary or business consideration that would obtain in a comparable transaction with a person not an affiliate of Borrower.


                                   ARTICLE 7

                             CONDITIONS OF LENDING

         Section 7.1 Conditions of Lending. The obligation of the Lender to make extensions of credit under this Agreement is subject to the accuracy of each and every representation and warranty of the Borrower made or referred to in this Agreement, or in any certificate delivered





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to the Lender pursuant to or in connection with this Agreement, to the performance by the Borrower of its obligations to be performed hereunder and under the Note and the other Loan Documents on or before the date of such extensions of credit, and to the receipt of the following on or before the Closing Date:

         (a) Agreement. Duly executed counterpart of this Agreement signed by all the parties hereto.

         (b)     Note.  The duly executed Note signed by the Borrower.

         (c) Collateral Documents. Duly executed counterparts of the Collateral Documents (and any financing statements in connection therewith) and receipt of the Collateral.

         (d)     Borrower's Organization Documents.   A certificate of the
                 secretary or assistant secretary of Borrower and Franchisee setting forth (A) resolutions of its board of directors in form and substance satisfactory to the Lender with respect to the authorization of this Agreement, the Note, the Collateral Documents and the other Loan Documents, (B) the officers authorized to sign such instruments, and (C) copies of its articles of incorporation, by-laws and evidence of good standing.

         (e) Fees. Payment of the commitment fee of $170,000 which has been paid as of the Closing Date.

         (f) Closing Statement. A closing statement showing all closing costs and other initial advances under the Loan.

         (g) Borrower's Counsel Opinion. Favorable opinion of Borrower's Delaware, Texas, and South Carolina counsel in form and substance satisfactory to the Lender for Borrower and Franchisee.

         (h) No Adverse Change. There shall have occurred no material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial conditions, business operations, affairs or circumstances of the Borrower from those reflected in the most recent financial statements furnished to the Lender prior to the Closing Date, except to the extent that such changes are permitted by this Agreement; furthermore, no Default shall have occurred and be continuing.

         (i) Appraisal. Appraisal of the Property prepared by an MAI-appraiser selected by Lender having an appraised value of not less than the amount of the Loan.





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         (j)     Environmental Engineering Report (Phase I).  In accordance with ASTM Designation E 1527-94 Standard Practice for Environmental Assessments, an environmental report (the "Report") prepared by a licensed environmental engineer approved by Lender setting forth such engineer's conclusions and noting the absence of environmental claims, as otherwise deemed acceptable to Lender. The Report shall determine whether or not toxic and hazardous waste, waste products or substances were, are or could be present on the Property. The Report shall also indicate the location and jurisdiction of the Property, historical ownership and use of the Property, current use of the Property, any information available in governmental records on previous investigations and litigation relating to the Property, any adjacent properties which have been, are or could be potential hazards, locations of equipment containing PCBs and a conclusion/recommendation statement.

         (k) Inspection. An inspection report on the Property and all operating systems thereat (including, without limitation, heating, cooling, water, sewage, electrical, roof, and structure), in form and substance satisfactory to the Lender and prepared by a licensed engineer selected by the Lender, which has been provided to the Lender as of the Closing Date which report must state that all such systems are in sound working order.

         (l) Insurance Policies. The insurance policies or certificates otherwise required by this Agreement or the Mortgage.

         (m) Management Agreement. A fully executed copy of the Management Agreement, reviewed and approved by the Lender.

         (n) Survey (Current As-Built). All immovable on-site and off-site improvements shall be shown, delineating and dimensioning those improvements with pertinent grade and floor elevations and improvements descriptions, and containing such other information as may be required by the Lender.

         (o) Title Insurance Commitment. Commitment from a title insurance company approved by Lender to insure the Mortgage on the Property, subject only to liens, encumbrances and title exceptions approved by Lender (copies of which must be attached).

         (p) Title Insurance Policy; Opinion. Policy (on ALTA Loan Policy Form-1990) issued pursuant to the title insurance commitment insuring the Mortgage as first lien on the Property in the full amount of the Loan, subject only to liens, encumbrances and exceptions approved by the Lender. The policy must provide affirmative lien protection and must include usury, access, zoning and other customary endorsements. If usury coverage is not available, the Lender shall require an opinion letter from Borrower's counsel acceptable to the Lender that





LOAN AGREEMENT - Page 26
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
                 the Loan is not usurious. The Lender shall require affirmative coverage if and when available against any loss of lien priority as a result of any law regarding hazardous wastes or substances affecting the Property.

         (q) Pay-Off Letter. A letter from each Person other than the Borrower who will be paid from proceeds of the Loan, stating the amount due as of the date of such letter, the per diem amount accruing thereon, if any, and wire or other payment instructions.

         (r) Taxes. Evidence that the Property is, or will be, separately assessed for tax purposes and that all ad valorem taxes that are currently due and payable on the Property have been paid in full, and information as to tax rates, estimated tax values and the identities of all taxing authorities.

         (s) Leases. Copies of all leases of commercial space in the Property, together with estoppel letters and non-disturbance, subordination and attornment agreement from each tenant thereunder, and the Non- Disturbance Agreement for Ground Lease, if applicable.

         (t) Franchisor Estoppel Receipt of a fully executed Franchise Agreement and an estoppel certificate and "comfort letter" from the Hotel Franchise regarding the Franchise Agreement in form and substance acceptable to Lender.


                                   ARTICLE 8

                                    DEFAULT

         Section 8.1 Events of Default. Any of the following events shall be considered an "Event of Default" as that term is used herein:

         (a) Principal and Interest Payments. The Borrower fails to make payment of any principal or interest installment on the Loan, or any other Obligation to the Lender within ten (10) days after written notice from Lender, if such payment is not made within ten (10) days after the date when due, Lender, may, at its option, impose a delinquency or late charge on Borrower, payable upon demand, equal to the greater of (i) five percent (5%) per annum in excess of the interest rate that would have been applicable to a then current installment as provided for elsewhere in the Note, as if such installment had been made when due, computed from the date such payment was due and payable to the date of receipt of such installment by Lender in good and immediately available funds, or (ii) five percent (5%) of the amount of such past due payments (except for the "balloon" payment of principal due on the maturity date of the
                 Note), notwithstanding the date on which such payment is actually paid to Lender; provided, however, that





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
                 if any such late charge under subsections (i) or (ii) hereof is not recognized as liquidated damages for such delinquency (as contemplated by Borrower and Lender), and is deemed to be interest in excess of the amount permitted to be charged to Borrower under applicable law, Lender shall be entitled to collect a late charge only at the highest rate permitted by law, and any interest actually collected by Lender in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under the Note;

         (b) Representations and Warranties. Any representation or warranty made by the Borrower proves to have been incorrect in any material respect as of the date thereof; or any representation, statement (including financial statements), certificate or data furnished or made by the Borrower (or any partner, officer, accountant or attorney of the Borrower) under this Agreement, proves to have been untrue in any material respect, as of the date as of which the facts therein set forth were stated or certified and such default continues unremedied for a period of thirty (30) days after written notice thereof being given by the Lender to the Borrower;

         (c) Covenants. The Borrower defaults in the observance or performance of any of the covenants or agreements contained in this Agreement, the Note or any of the other Loan Documents to be kept or performed by the Borrower (other than a default under any other subsections of this Section 8.1), and such default continues unremedied for a period of thirty (30) days after written notice thereof being given by the Lender to the Borrower;

         (d) Other Debt to Lender. The Borrower defaults in the payment of any amounts due to the Lender, or the Lender declares a default by the Borrower (which has not been cured within any applicable cure periods) in connection with the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, collateral or other documents relating to any Debt of the Borrower to the Lender, other than the Obligations incurred pursuant to this Agreement;

         (e) Other Debt to Other Lenders. Without implying that such other Debt is permitted, the Borrower defaults in the payment of any amounts due to any Person (other than the Lender) or in the observance or performance of any of the covenants or agreements contained in any credit agreements, notes, leases, collateral or other documents relating to any Debt of the Borrower to any Person (other than the Lender), in excess of One Hundred Thousand Dollars ($100,000.00), and any grace period applicable to such default has elapsed;

         (f) Involuntary Bankruptcy or Receivership Proceedings. A receiver, conservator, liquidator or trustee of the Borrower or of any of its property is appointed by order or decree of any court or agency or supervisory authority having





LOAN AGREEMENT - Page 28
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
                 jurisdiction; or an order for relief is entered against the Borrower under the Federal Bankruptcy Code; or the Borrower is adjudicated bankrupt or insolvent; or any material portion of the properties of the Borrower is sequestered by court order and such order remains in effect for more than thirty (30) days after the Borrower obtains knowledge thereof; or a petition is filed against the Borrower under any state, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or receivership law of any jurisdiction, whether now or hereafter in effect, and such petition is not dismissed within ninety (90) days;

         (g) Voluntary Petitions. The Borrower files a case under the Federal Bankruptcy Code or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any case or petition against it under any such law;

         (h) Assignments for Benefit of Creditors. The Borrower makes an assignment for the benefit of their creditors, or admits in writing their inability to pay their debts generally as they become due, or consents to the appointment of a receiver, trustee or liquidator of the Borrower or of all or any part of its property;

         (i) Undischarged Judgments. Judgment for the payment of money in excess of One Hundred Thousand Dollars ($100,000.00) (which is not covered by insurance) is rendered by any court or other governmental body against the Borrower, and the Borrower does not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within thirty (30) days from the date of entry thereof, and within said period of thirty (30) days from the date of entry thereof or such longer period during which execution of such judgment shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal while providing such reserves therefor as may be required under generally accepted accounting principles;

         (j) Attachment. A writ or warrant of attachment, seizure or any similar process shall be issued by any court against the Property or all or any material portion of the property of the Borrower, and such writ or warrant of attachment or any similar process is not released or bonded within thirty (30) days after its entry;

         (k) Condemnation. The Collateral, or any portion thereof, is condemned or expropriated under power of eminent domain by any legally constituted governmental authority;

         (l) Insurance. The Borrower fails to maintain at any time the insurance of the Collateral required by this Agreement and the Collateral Documents.





LOAN AGREEMENT - Page 29
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
         (m) No Assumption. If any of the ownership interests of the Borrower, the Property or Borrower's assets are sold, exchanged or transferred, the Loan will not be assumable and all the Obligations shall be immediately due and payable except for personal property and equipment in the ordinary course of business of prudent hotel management when replaced with personal property or equipment of similar quality.

         (n) Management and Franchise Agreements. If (i) a default has occurred and continues beyond any applicable cure period by Borrower under the Management Agreement (or any successor management agreement) if such default permits the hotel manager to terminate or cancel the Management Agreement (or any successor management agreements); (ii) without Lender's prior consent, there is any material change in the Franchise Agreement (or any successor franchise agreement); (iii) a default has occurred and continues beyond any applicable cure period under the Franchise Agreement (or any successor franchise agreement) if such default permits the franchisor to terminate or cancel the Franchise Agreement (or any successor franchise agreement); or (iv) Borrower ceases to do business as a hotel or motel on the Property or terminates such business for any reason whatsoever (other than temporary cessation in connection with any renovations to the Property).

         Section 8.2      Remedies.

         (a)     Upon the happening of any Event of Default specified in
                 Section 8.1, the Lender may by written notice to the Borrower declare the entire principal amount of all Obligations then outstanding including interest accrued thereon to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor or other notice of default of any kind, all of which are hereby expressly waived by the Borrower.

         (b) In addition to the foregoing, the Lender may exercise any of the rights or remedies provided in the Collateral Documents or avail itself of any other rights and remedies provided by applicable law.

         Section 8.3 Set-Off. Upon the occurrence of any Event of Default, the Lender shall have the right to set-off any funds of the Borrower in the possession of the Lender against any amounts then due by the Borrower to the Lender pursuant to this Agreement.





LOAN AGREEMENT - Page 30
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
                                   ARTICLE 9

                                 MISCELLANEOUS

         Section 9.1 Notices. Any notice or demand which, by provision of this Agreement, is required or permitted to be given or served by the Lender to or on the Borrower shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses is given in writing by Borrower to Lender) as follows:

                 Brock Suite Greenville, Inc.
                 c/o Hallwood Realty Partners, Inc.
                 3710 Rawlins, Suite 1500
                 Dallas, Texas 75219
                 Attention:  John Tuthill

                 with copies to:

                 Jenkens & Gilchrist
                 1445 Ross Avenue, Suite 3200
                 Dallas, Texas 75202
                 Attention:  Thom Bloodworth, Esq.


         Any notice or demand which, by any provision of this Agreement, is required or permitted to be given or served by the Borrower to or on Lender shall be deemed to have been sufficiently given and served for all purposes (if mailed) three calendar days after being deposited, postage prepaid, in the United States Mail, registered or certified mail, or (if delivered by express courier) one Business Day after being delivered to such courier, or (if delivered in person) the same day as delivery, in each case addressed (until another address or addresses are given in writing by Lender to Borrower) as follows:

                 Allied Capital Commercial Corporation
                 Business Mortgage Investors, Inc.
                 1666 K Street, N.W., 9th Floor
                 Washington, D.C. 30006
                 Attention:  Crae Ramsey, Vice President

         Section 9.2 Invalidity. In the event that any one or more of the provisions contained in this Agreement, the Note, or the other Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, the Note or the other Loan Documents.





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
         Section 9.3 Survival of Agreements. All representations and warranties of the Borrower herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

         Section 9.4      Successors and Assigns.

         (a) All covenants and agreements contained by or on behalf of the Borrower in this Agreement, the Note and the other Loan Documents shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns.

         (b) This Agreement is for the benefit of the Lender and for such other Person or Persons as may from time to time become or be the holders of any of the Obligations, and this Agreement shall be transferrable and negotiable, with the same force and effect and to the same extent as the Obligations may be transferrable, it being understood that, upon the transfer or assignment by the Lender of any of the Obligations, the legal holder of such Obligations shall have all of the rights granted to the Lender under this Agreement, Lender agreeing to provide written notice to Borrower of such transfer.

         (c) The Borrower hereby recognizes and agrees that the Lender may, from time to time, one or more times, transfer all or any portion of the Obligations to one or more third parties, Lender agreeing to provide written notice to Borrower of such transfer. Such transfers may include, but are not limited to, sales of participation interests in such Obligations in favor of one or more third party lenders. The Borrower specifically agrees and consents to all such transfers and assignments and the Borrower further waives any subsequent notice of and right to consent to any such transfers and assignments as may be provided under applicable law. The Borrower additionally agrees that the purchaser of a participation interest in the Obligations will be considered as the absolute owner of a percentage interest of such Obligations and that such a purchaser will have all of the rights granted to the purchaser under any participation agreement governing the sale of such a participation interest. The Borrower further waives any right of offset that the Borrower may have against the Lender and/or any purchaser of such a participation interest in the Obligations, and the Borrower unconditionally agrees that either the Lender or such a purchaser may enforce Borrower's Obligations under this Agreement, irrespective of the failure or insolvency of the Lender or any such purchaser.

         Section 9.5 Renewal, Extension or Rearrangement. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each and all promissory notes or security instruments hereinafter executed which in whole or in part represent a renewal, extension for any period, increase or rearrangement of any part of the Note.





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
         Section 9.6 Waivers. No course of dealing on the part of the Lender, its officers, employees, consultants or agents, nor any failure or delay by the Lender with respect to exercising any of its rights, powers or privileges under this Agreement, the Note, or the other Loan Documents shall operate as a waiver thereof.

         Section 9.7 Cumulative Rights. The rights and remedies of the Lender under this Agreement, the Note and the other Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

         Section 9.8 Singular and Plural. Words used herein in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular herein shall apply to such words when used in the plural where the context so permits and vice versa.

         Section 9.9 Controlling Law. THE LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY ENCUMBERED BY THE MORTGAGE IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THE LOAN DOCUMENTS.
The Borrower and other obligees hereunder agree that service of any summons and/or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to the Borrower at its address specified above, and the Borrower and other obligees hereunder agree that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Lender.

         Section 9.10 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

         Section 9.11 Relationship of the Parties. This Agreement provides for financing by Lender to the Borrower and for the payment of interest and repayment of principal by the Borrower to Lender. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of Lender to protect their interests as lenders in assuring payments of interest and repayment of principal, and nothing contained in this Agreement shall be construed as permitting or obligating Lender to act as financial or business advisors or consultants to the Borrower, as permitting or obligating Lender to control the Borrower or to conduct the Borrower's operations, as creating any fiduciary obligation on the part of Lender to the Borrower, or as creating any joint venture, agency or other relationship between the parties other than as explicitly and specifically stated in this Agreement. A Lender is not (and shall not be construed as)





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RESIDENCE INN/GREENVILLE, SC/67562
a partner, joint venturer, alter-ego, manager, controlling person, operator or other business participant of any kind of the Borrower; neither Lender nor the Borrower intend Lender to assume such status, and, accordingly, Lender shall not be deemed responsible for (or a participant in) any acts or omissions of the Borrower. The Borrower represents that it has had the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and with respect to all matters contained herein.

         Section 9.12 Amendment. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally or in any manner other than by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         Section 9.13 Entire Agreement. This Agreement sets forth the entire agreement of the Lender and the Borrower with respect to the Loan, and supersedes all prior written or oral understandings with respect thereto; provided, however, that all written and oral representations, warranties and certifications made by the Borrower to the Lender with respect to the Loan and the security therefor shall survive the execution of this Agreement.

         Section 9.14 Time of the Essence. Time shall be deemed of the essence with respect to the performance of all of the terms, provisions and conditions on the part of the Borrower and the Lender to be performed hereunder.

         Section 9.15     Waiver of Jury Trial; Submission of Jurisdiction.
THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE NOTE, (ii) THIS AGREEMENT, (iii) THE OTHER LOAN DOCUMENTS OR (iv) THE PROPERTY AND THE OTHER COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWER AND THE LENDER, AND THE BORROWER AND THE LENDER HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. THE BORROWER AND THE LENDER FURTHER REPRESENT THAT EACH HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT EACH HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

         Section 9.16 Costs and Fees Related to Enforcement or a Successful Defense. Each party agrees that the nonprevailing party in any suit, action, claim or other liability to enforce the provisions of this Agreement or any other document related hereto shall reimburse the prevailing party for reasonable attorneys' fees and expenses incurred in connection therewith.





LOAN AGREEMENT - Page 34
RESIDENCE INN/GREENVILLE, SC/67562

         Section 9.17 Independent Covenant to Make Payments. The payment and performance by the Borrower of all obligations due under the Note and the other Loan Documents executed herewith shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim the Borrower might otherwise have against the Lender, and the Borrower shall pay absolutely all of its obligations hereunder and thereunder, free of any deductions and without abatement, diminution of set-off; until payment in full of all of such obligations, the Borrower shall: (a) not suspend or discontinue any payments required pursuant to the Note or other Loan Documents executed herewith, and (b) perform and observe all of the other terms and provisions of such Loan Documents.

         Section 9.18 Notice of Claim; Waiver. To allow Lender to mitigate any alleged breach of this Agreement, the other Loan Documents executed herewith or Lender's other duties to the Borrower, if any, the Borrower hereby agrees to give Lender written notice of any claim or defense the Borrower has against Lender, whether in tort, contract or otherwise, relating to any act or omission by Lender under this Agreement, the other Loan Documents executed herewith or the transactions related thereto, or of any defense to the payment of the obligations hereunder and thereunder for any reason. The Borrower hereby agrees to provide such notice to Lender within six (6) months after the Borrower has knowledge of such defense. If the Borrower does not timely deliver such notice to Lender, then the Borrower shall not assert and shall be deemed to have waived any such claim or defense.

         Section 9.19 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 9.20     Disclosures.

         (a) Lender (and its mortgage servicer and their respective assigns) shall have the right to disclose in confidence such financial information regarding Borrower or the Property as may be necessary (i) to complete any sale or attempted sale of the Note or participations in the loan (or any transfer of the mortgage servicing thereof) evidenced by the Note and the Loan Documents, (ii) to service the Note, or (iii) to furnish information concerning the payment status of the Note to the holder or beneficial owner thereof, including, without limitation, all Loan Documents, financial statements, projections, internal memoranda, audits, reports, payment history, appraisals and any and all other information and documentation in the Lender's files (and such servicer's files) relating to the Borrower and the Property. This authorization shall be irrevocable in favor of Lender (and its mortgage servicer and their respective assigns), and Borrower waives any claims that it may have against Lender, its mortgage servicer and its assigns or the party receiving information from the Lender pursuant hereto regarding disclosure of information in such Lender's files and further waives any alleged damages which it may suffer as a result of such disclosure.





LOAN AGREEMENT - Page 35
RESIDENCE INN/GREENVILLE, SC/67562

         (b) Borrower acknowledges that Lender intends to sell the loan evidenced by the Note and the Loan Documents or a participation interest therein to a party who may pool the loan with a number of other loans and to have the holder of such loans (such as a special purpose REMIC) issue one or more classes of Mortgage Backed Pass-Through Certificates (the "Certificates"), which may be rated by one or more national rating agencies. The Lender (and its mortgage servicer and their respective assigns) shall be permitted to share any of the information referred to in subsection (a) above, whether obtained before or after the date of the Note, with the holders of the Certificates, with the investment banking firms, rating agencies, accounting firms, custodians, successor mortgage servicers, law firms and other third- party advisory firms involved with the loan evidenced by the Note and the Loan Documents or the Certificates. It is understood that the information provided by Borrower to Lender (or its mortgage servicer and their respective assigns) or otherwise received by Lender (or its mortgage servicer and their respective assigns) in connection with the loan evidenced by the Loan Documents may ultimately be incorporated into the offering documents for the Certificates and thus various investors may also see some or all of the information. Lender (and its mortgagee servicer and their respective assigns) and all of the aforesaid third-party advisors and professional firms shall be entitled to rely on the information supplied by, or on behalf of, the Borrower.

                                   ARTICLE 10

                               SPECIAL PROVISIONS

         Section 10.1 Single Purpose Entity/Separateness. Borrower represents, warrants and covenants as follows:

         (a) Borrower does not own and will not own any encumbered asset or property other than (i) the Property, and (ii) incidental personal property necessary for the ownership or operation of the Property.

         (b) Borrower will not engage in any business other than the ownership, management and operation of the Property and Borrower will conduct and operate its business as presently conducted and operated.

         (c) Borrower will not enter into any contract or agreement with any Affiliate, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any Affiliate.

         (d) Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than
                 (i) the Obligations, and (ii) trade and operational debt





LOAN AGREEMENT - Page 36
RESIDENCE INN/GREENVILLE, SC/67562
                 incurred in the ordinary course of business with trade creditors and in amounts as are normal and reasonable under the circumstances. No indebtedness other than the Obligations may be secured (subordinate or pari passu) by the Property.

         (e) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate), except as otherwise permitted or provided herein.

         (f) Borrower is and will remain solvent and Borrower will pay its debts from its assets as the same shall become due.

         (g) Borrower has done or caused to be done and will do all things necessary, to preserve its existence, and Borrower will not amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Borrower in a manner which would adversely affect the Borrower's existence as a single purpose entity.

         (h) Borrower will maintain books and records and bank accounts separate from those of its Affiliates.

         (i) Borrower will preserve and keep in full force and effect its existence, good standing and qualification to do business in the state in which the Property is located and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate).

         (j) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

         (k) Borrower will not seek the dissolution or winding up, in whole or in part, of the Borrower nor will Borrower merge with or be consolidated into any other entity.

         (l) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or any other person.

         (m) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or any other person.

         (n) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other person.

         (o) Borrower shall obtain and maintain in full force and effect, and abide by and satisfy the material terms and conditions of, all material permits, Licenses,





LOAN AGREEMENT - Page 37
RESIDENCE INN/GREENVILLE, SC/67562
                 registrations and other authorizations with or granted by any governmental authorities that may be required from time to time with respect to the performance of its obligations under the Loan Documents.

         Section 10.2 Extension of Note. Borrower may extend the maturity date of the Note until May 3, 2003, subject to, and in accordance with, the terms and conditions set forth below:

                 (a) Borrower shall give Lender written notice of its election to extend the maturity date at least sixty (60) days prior to the original maturity date.

                 (b) No Event of Default hereunder or under any other Security Instruments, and no event which with notice or passage of time, or both, would constitute such an Event of Default, shall have occurred and be continuing.

                 (c) The Net Operating Income of the Property as determined by Lender shall be sufficient to provide at least a 1.70 debt service coverage factor based upon the adjusted debt service (principal and interest under the Loan).

                 (d) Borrower shall pay to Lender in immediately available funds an extension fee equal to one percent (1%) of the outstanding principal balance of the Loan as of the original Maturity Date.

                 (e) Borrower shall execute and deliver such modification agreements and other documents as Lender may reasonably require in connection with such extension, including endorsements to Lender's mortgagee title insurance policy, and shall pay all costs and expenses of Lender in connection with such extension, including reasonable attorneys' fees.





LOAN AGREEMENT - Page 38
RESIDENCE INN/GREENVILLE, SC/67562

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of May 2, 1996.


BORROWER:
                                        BROCK SUITE GREENVILLE, INC.,
                                        a Delaware corporation
/s/ MARK WEIBEL
- ------------------------------
Witness
                                        By: /s/ MELVIN J. MELLE
                                           ------------------------------------
                                           Name: Melvin J. Melle
                                                -------------------------------
                                           Title: Vice President
                                                 ------------------------------
/s/ THOMAS L. BLOODWORTH
- ------------------------------
Witness


LENDER:                                 ALLIED CAPITAL COMMERCIAL CORPORATION,
                                        a Maryland corporation
/s/ AMY MITCHEM
- ------------------------------
Witness

                                        By: /s/ CRAE RAMSEY
                                           ------------------------------------
/s/ CHRISTINA ABERNATHY                    Name: Crae Ramsey
- ------------------------------                  -------------------------------
Witness                                    Title: Assistant Vice President
                                                 ------------------------------


                                        BUSINESS MORTGAGE INVESTORS, INC.,
                                        a Maryland corporation
/s/ AMY MITCHEM
- ------------------------------
Witness
                                        By: /s/ CRAE RAMSEY
                                           ------------------------------------
                                           Name: Crae Ramsey
                                                -------------------------------
/s/ CHRISTINA ABERNATHY                    Title: Assistant Vice President
- ------------------------------                   ------------------------------
Witness


LOAN AGREEMENT - Page 39
RESIDENCE INN/GREENVILLE, SC/67562

                                 EXHIBIT "A"
                             (LEGAL DESCRIPTION)


All that certain piece, parcel or tract of land situate, lying and being in the State of South Carolina, County of Greenville, in the City of Greenville, as is more fully shown on a plat entitled "ALTA/ACSM Land Title Survey for McPrice Court Limited Partnership - Residence Inn (Marriott)" dated September 5, 1995 and prepared by Freeland-Clinkscales & Associates, Inc., containing 3.08 acres, 134,155 sq. ft., and recorded in the RMC Office for Greenville County, South Carolina, in Plat Book 31-G at Page 2. The property is more particularly described as follows:

       Commencing at the intersection of Orchard Park Drive and McPrice Court; thence along the western right-of-way of McPrice for the following bearings and distances S14-25-00E for 38.59 feet to a point, S25-04-00W for 260.73 feet to a point, S37-21-00W for 18.63 feet to a point, S15-40-00W for 36.95 feet to an iron pin; said iron pin being the point of beginning; thence with the right-of-way of McPrice Court, with a radius of 50.00 feet and a chord bearing and distance of S48-51-40E for
       67.89 feet to an iron pin; thence leaving the right-of-way of McPrice Court along the common line with RIC Properties LTD Realty S01-10-42E for
       14.10 feet to an iron pin, thence S52-39-09E for 304.68 feet to an iron pin thence with the common line of the Marriott Corporation iron pin; S37-21-15W for 345.00 feet to an iron pin on the Northeastern right-of-way of Interstate Highway I-385; thence with the right-of-way of I-385 N52-40-21W for 387.55 feet to an iron pin; thence leaving the right-of-way of I-385 along the common line with CEA Properties N37-18-34E for 344.98 feet to an iron pin; thence N60-14-14E for 17.01 feet to an iron pin, being the point of beginning. Said property containing 3.08 acres.


                     GREENVILLE COUNTY TAX MAP REFERENCE:
                                 #543.3-1-62

AND all easements appurtenant to the above described property, including that certain non-exclusive storm drainage easement described in Exhibit "C" to that certain deed from Alliance Haywood Associates to Orchard park Associates dated September 28, 1982, and recorded in the RMC Office for Greenville County, South Carolina in Deed Volume 1175 at page 42.

This being a portion of the same property conveyed to the Mortgagor herein by Deeds of Daniel B. French, dated May 2, 1996 and recorded on May __, 1996 in Deed Volume _____ at Page ______, and by Deed of McPrice Court Limited Partnership, dated May 2, 1996 and recorded on May __, 1996 in Deed Volume ____ at Page ______, in the R.M.C. Office for Greenville County, South Carolina.

                                  EXHIBIT 4.14


                       SCHEDULE OF ENVIRONMENTAL REPORTS


                     PHASE I ENVIRONMENTAL SITE ASSESSMENT
                            DATED NOVEMBER 10, 1995,
         PROJECT NOS. 09080039.95B AND 09080040.95E,  PREPARED BY EMG.

                                  EXHIBIT 4.18


                          LIST OF MANAGEMENT PERSONNEL


                            FOLLOWS THIS COVER PAGE

                         HUNTINGTON HOSPITALITY GROUP


                       CORPORATE STAFF RESPONSIBILITIES


                                              MAIN OFFICE NUMBER: (214) 659-0259
                                           MAIN OFFICE FAX NUMBER: (214)257-1175

- --------------------------------------------------------------------------------
President                       3325            Kevin M. Keefer
- --------------------------------------------------------------------------------
Accounts Payable                3322            Lyn Beale
                                3320            Patti Kraemer
- --------------------------------------------------------------------------------
Business Development            3461            Patricia S. Santini
- --------------------------------------------------------------------------------
Computer/PC/Daily Report        3457            Jerry Davis
                                3327            Marye Ellyn Flaherty
- --------------------------------------------------------------------------------
Credit Cards/Chargebacks        3323            Cindy Russell
- --------------------------------------------------------------------------------
Daily Deposits                  3457            Jerry Davis
                                3323            Cindy Russell
- --------------------------------------------------------------------------------
Forms                           3386            Lesa Sorenson
- --------------------------------------------------------------------------------
General Ledger/Financial        3386            Lesa Sorenson
Statement Questions             3467            Julie Kirkland
- --------------------------------------------------------------------------------
                                3325            Kevin M. Keefer
- --------------------------------------------------------------------------------
                                3323            Cindy Russell
- --------------------------------------------------------------------------------
GM Reports                      3457            Jerry Davis
- --------------------------------------------------------------------------------
G/L & P/L Distribution          3457            Jerry Davis
- --------------------------------------------------------------------------------
Internal Audit                  3321            Tim Grantham
- --------------------------------------------------------------------------------
Manager Checks                  3457            Jerry Davis
- --------------------------------------------------------------------------------
Night Audit Problems            3327            Marye Ellyn Flaherty
- --------------------------------------------------------------------------------
Payroll                         3327            Marye Ellyn Flaherty
- --------------------------------------------------------------------------------
Property Tax                    3467            Julie Kirkland
- --------------------------------------------------------------------------------
Sales/Occupancy Tax             3386            Lesa Sorenson
- --------------------------------------------------------------------------------


Property Manager:       Mr. David Callahan            Mason Hospitality
                                                      Ken Mason, President
Owner:                  Brock Suite Greenville, Inc.
                        a Delaware corporation

Directors:              Charles A. Crocco, Jr.
                        Anthony J. Gumbiner
                        Robert L. Lynch
                        J. Thomas Talbot
                        Brian M. Troup

Officers:               William L. Guzzetti     -     President
                        David R. A. Steadman    -     Executive Vice President
                        Kenneth F. Mason        -     Executive Vice President
                        Melvin J. Melle         -     Vice President & Secretary
                        Joseph T. Koenig        -     Assistant Secretary &
                                                        Treasurer

                                  EXHIBIT 4.20


                              LITIGATION SCHEDULE

                                      None

                                  EXHIBIT 4.21


                                MATERIAL LEASES

                                      None

                                  EXHIBIT 6.1


                                     DEBTS


                            FOLLOWS THIS COVER PAGE

                                  EXHIBIT 6.4


                        OWNERSHIP INTERESTS IN BORROWER


                        Brock Suite Hotels, Inc. - 100%

                                                             ALLIED LOAN NO. ___


                                PROMISSORY NOTE


$6,800,000.00                                                        May 2, 1996


            FOR VALUE RECEIVED the undersigned, BROCK SUITE GREENVILLE, INC., a Delaware corporation ("Maker"), promises to pay to the order of ALLIED CAPITAL COMMERCIAL CORPORATION and BUSINESS MORTGAGE INVESTORS, INC., both Maryland corporations, their successors and assigns (hereinafter collectively referred to as "Lender"), the principal sum of SIX MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($6,800,000.00), together with interest as set out herein, at its offices or such other place as Lender may designate in writing.

Loan Agreement:   This Promissory Note (the "Note") is subject to the terms of a Loan Agreement between the Maker and the Lender dated the date hereof (the "Loan Agreement"). The Lender is entitled to the benefits of the Loan Agreement and all of the exhibits thereto, and reference is made thereto for a description of all rights and remedies thereunder. Neither reference to the Loan Agreement, nor any provision thereof or security for the other obligations evidenced hereby, shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with all interest accrued thereon and expenses, when due. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

Payments:

A.          Interest Rate.   From date of advance interest shall accrue on
unpaid principal hereunder at the initial rate of twelve percent (12%) per annum but, commencing June 1, 1996, shall be adjusted on the first day of the month after each change of the "Prime Rate", as reported in The Wall Street Journal, based on ( such changed "Prime Rate" in effect on the business day before the first day of such month, plus ( three and five-tenths percent (3.5%) per annum; provided, however, the interest rate shall not be less than twelve percent (12%) per annum or more than seventeen percent (17%) per annum (the "Interest Rate"). In the event The Wall Street Journal ceases publication of the Prime Rate, then "Prime Rate" shall mean the prime rate (or base rate) announced by Riggs National Bank, Washington, D.C. (whether or not such rate has actually been charged by such bank). In the event such bank discontinues the practice of announcing the Prime Rate, the "Prime Rate" shall mean the highest rate charged by such bank on short term, unsecured loans to its most creditworthy large corporate borrowers. In the event The Wall Street Journal
(i) publishes more than one Prime Rate, the higher or highest of such rates shall apply, or (ii) publishes a retraction or correction of such rate, the rate reported in such retraction or correction shall apply.





PROMISSORY NOTE - Page 1                                                 MJM
Residence Inn, Greenville, SC/67562                                      ---
                                                                       Initials

B. Payments of Principal and Interest. A payment of interest only shall be made on June 1, 1996 for the period from the date of advance through and including May 31, 1996. Commencing July 1, 1996 and continuing through May 1, 2001, principal and interest payments are due on the first day of each month based on a nineteen (19)-year amortization schedule; provided that, such installments shall be adjusted monthly to equal an amount necessary to amortize the outstanding principal balance of the Note as of the first day of each month (after application of the monthly payment of principal and interest due on such date) with interest at the monthly adjusted interest rate pursuant to the preceding paragraph, over the remaining amortization term as of such monthly adjustment. All remaining indebtedness hereunder shall be due and payable in full on May 3, 2001.

C.          Maturity.  This Note matures May 3, 2001.

D. Computation of Interest. All payments of interest due hereunder shall be computed on the per annum basis of a year of three hundred sixty (360) days for the actual number of days (including the first day but excluding the last day) elapsed. In the event Maker fails to pay principal or interest on this Note for ten (10) days after the date when due, whether by acceleration or otherwise, Lender, may, at its option, impose a delinquency or late charge on Maker, payable upon demand, equal to the greater of:

            1. Five percent (5%) per annum in excess of the Interest Rate (the "Default Rate") computed from the date such payment was due and payable to the date of receipt of such installment by Lender in good and immediately available funds, or

            2. Five percent (5%) of the amount of such past due payments (except for the "balloon" payment of principal due on the maturity date of the Note), notwithstanding the date on which such payment is actually paid to Lender;

provided, however, that if any such late charge under subsections D.1 or 2 hereof is not recognized as liquidated damages for such delinquency (as contemplated by Maker and Lender), and is deemed to be interest in excess of the amount permitted to be charged to Maker under applicable law, Lender shall be entitled to collect a late charge only at the highest rate permitted by law, and any interest actually collected by Lender in excess of such lawful amount shall be deemed a payment in reduction of the principal amount then outstanding under this Note.

E.          Other Payment Provisions.   The Maker shall make each payment
hereunder not later than 4:00 P.M. (Eastern time) on the day when due, without offset, in lawful money of the United States of America to the Lender or its agent, designee, or assignee in same day funds at Payment Account No. 3933406260, P.O. Box 630796, Baltimore, Maryland 21263- 0796, Attention:
Allied Capital Commercial Corporation or pursuant to a wire transfer to Lender's designated bank account, or at such place as Lender or its agent, designee, or assignee may from time to time designate in writing. All payments will be applied first to costs and fees owing hereunder, second to the payment of accrued interest and the rest to the payment of principal. If the date for any payment or prepayment hereunder falls on a day which is not a business day, then for all purposes of this Note the same shall





PROMISSORY NOTE - Page 2                                                 MJM
Residence Inn, Greenville, SC/67562                                      ---
                                                                       Initials
be deemed to have fallen on the next following business day, and such extension of time shall in such case be included in the computation of payments of interest.

F. Prepayment. Maker may at any time at its option upon thirty (30) days' prior written notice to Lender prepay this Note in whole or in part; provided, however, that Maker shall pay, in addition to such prepayment (together with interest accrued thereon to the date of prepayment), a prepayment premium equal to the product of the applicable percentage set forth below multiplied by the then outstanding principal balance hereof:

                 If Prepayment is Made
                 During 12-Month Period
               Ending  May 3  in the Year                  Percentage
               --------------------------                  ----------
                          1997                                4.0%
                          1998                                3.5%
                          1999                                3.0%
                          2000                                2.0%
                          2001                                1.0%

            Notwithstanding the foregoing, no prepayment premium shall be applicable to a prepayment made on or after February 3, 2001. Any prepayment shall be applied to the payment of the outstanding principal balance of this
Note in the inverse order in which principal payments are due hereunder.

            If following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of the Property, either through foreclosure or the exercise of the other remedies available to Lender under the Mortgage, such tender by Maker shall be deemed to be a voluntary prepayment under this Note in the amount tendered. Maker shall, in addition to the entire indebtedness, also pay to Lender the applicable prepayment consideration specified in this Note. If the prepayment results from the application to the indebtedness of the casualty, insurance or condemnation proceeds from the Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty, insurance or condemnation proceeds to the indebtedness shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Lender shall otherwise agree in writing.

Collateral: This Note is secured by certain collateral under the terms of the Loan Agreement.

Assignment: No assignment or transfer of this Note or the obligations hereunder shall release or otherwise diminish the Maker's obligations hereunder without the express prior written consent of Lender. Lender may freely assign its rights hereunder. Lender shall provide written notice of such assignment to Maker.





PROMISSORY NOTE - Page 3                                                 MJM
Residence Inn, Greenville, SC/67562                                      ---
                                                                       Initials

Joint and Several Liability: If more than one party signs this instrument, then all the undersigned shall be jointly and severally liable hereunder.

Default and Acceleration:

A. Upon an Event of Default, the Loan shall at the option of the Lender be declared immediately due and payable without presentment, demand, protest or further notice of any kind (all of which are hereby expressly waived). In such event the Lender shall be entitled to be paid in full the balance of any unpaid principal amount plus all accrued and unpaid interest and any costs to enforce the terms hereof, including reasonable attorneys' fees, and to any other remedies which may be available herein, in the Loan Agreement or under any applicable law.

B. No course of dealing between the Lender and any other party hereto or any failure or delay on the part of the Lender in exercising any rights or remedies hereunder shall operate as a waiver of any rights or remedies of the Lender under this or any other applicable instrument. No single or partial exercise of any rights or remedies hereunder shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

C. Upon an Event of Default, Lender will have the rights and remedies provided herein and in the Loan Agreement. After deducting all expenses incidental to or arising from such sale or sales, Lender shall apply the residue of the proceeds thereof to the payment of the indebtedness, as it shall deem proper, returning the excess, if any, to the Maker. The Maker hereby waives all right of appraisal whether before or after sale, and any right of redemption after sale. The Maker shall have the right to redeem any collateral up to time of a foreclosure sale by paying the aggregate indebtedness evidenced hereby, including all unpaid principal and accrued and unpaid interest and all costs incurred by Lender in enforcing the terms hereof, including reasonable attorneys' fees.

D. Lender is further empowered to collect or cause to be collected or otherwise to be converted into money all or any part of the collateral, by suit or otherwise, and to surrender, compromise, release, renew, extend, exchange or substitute any item of the collateral in transactions with the Maker or any third party, irrespective of any assignment thereof by the Maker, and without prior notice to or any consent of the Maker or any assignee. None of the rights, remedies, privileges or powers of the Lender expressly provided for herein shall be exclusive, but each of them shall be cumulative with and in addition to every other right, remedy, privilege and power now or hereafter existing in favor of Lender, whether at law or in equity, by statute or otherwise.

E. The Maker will take all necessary and reasonable steps to administer, supervise, preserve and protect the collateral; and regardless of any action taken by Lender, there shall be no duty upon Lender in this respect. The Maker shall pay all expenses of any nature, whether incurred in or out of court, and whether incurred before or after this Note shall become due at its maturity date or otherwise (including but not limited to reasonable attorneys' fees and costs) which Lender may reasonably deem necessary or proper in connection with the satisfaction of indebtedness or the administration, supervision, preservation, protection of (including, but not limited to, the maintenance of adequate insurance) or the realization upon the collateral. Lender is authorized to





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pay at any time and from time to time any or all of such expenses, add the amount of such payment to the amount of principal outstanding and charge interest thereon at the rate specified herein.

F. The security rights of Lender and its assigns shall not be impaired by Lender's sale, hypothecation or rehypothecation of this Note or any item of the collateral, or by any indulgence, including, but not limited to: (1) Any renewal, extension or modification which Lender may grant with respect to the indebtedness or any part thereof; or (2) Any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant in respect of the collateral; or (3) Any indulgence granted in respect of any endorser, guarantor or surety. The purchaser, assignee, transferee or pledgee of this Note, the collateral, any guaranty and any other document (or any of them), sold, assigned, transferred, pledged or repledged by Lender, shall forthwith become vested with and entitled to exercise all the powers and rights given by this Note as if said purchaser, assignee, transferee or pledgee were originally named as Lender in this Note.

Waiver: Except as specifically provided in the Loan Documents, Maker and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof.

Cost and Fees: The Maker agrees that the Lender shall be reimbursed for any and all costs and fees, including reasonable attorneys' fees and expenses, incurred by the Lender or its affiliates in connection with (i) any suit, action or proceeding of the Lender to enforce the provisions of this Note or any other Loan Document, and (ii) any suit, action, claim or proceeding relating to this Note or any other Loan Document asserted against the Lender or its affiliates by any Maker, in connection with which Maker does not prevail with respect to substantially all of Maker's claims.

Severability: In the event any one or more of the provisions contained in this Note or any other Loan Document shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other Loan Documents, but this Note and such other Loan Document shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

Definitions: The term indebtedness as used herein shall mean the indebtedness evidenced by this Note, including principal, interest and expenses whether contingent, now due or hereafter to become due, and whether heretofore or contemporaneously herewith or hereafter contracted, and all other amounts due under the provisions of the Loan Agreement. The Maker hereby declares, represents and warrants that it is a business or commercial organization and that the indebtedness evidenced hereby is made for the purpose of acquiring or carrying on a business or commercial enterprise within the meaning of the laws of the state in which the Property is located. The term collateral as used in this Note shall mean the Property, any funds, guarantees or other property or rights therein





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of any nature whatsoever or the proceeds thereof which may have been, are or hereafter may be hypothecated directly or indirectly by the undersigned or others in connection with, or as security for the indebtedness or any part thereof. The collateral and each part thereof shall secure the indebtedness and each part thereof.

Savings Clause: It is expressly stipulated and agreed to be the intent of Maker and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or if Lender's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Lender's express intent that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Lender for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness remains outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

Waiver of Trial by Jury: The Maker agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by the Lender on or with respect to this Note or any event, transaction or occurrence arising out of or in any way connected with the Loan Agreement or the dealing of the parties with respect thereto, shall be tried only by a court and not by a jury. THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER. The Maker acknowledges and agrees that the Lender would not enter into the Loan Agreement referenced above if this waiver of jury trial were not part hereof.





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Controlling Law:  THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS NOTE. The Maker agrees that service of any summons or complaint, and other process which may be served in any action, may be made by mailing via registered mail or delivering a copy of such process to the Maker, and the Maker hereby agrees that this submission to jurisdiction and consent to service of process are reasonable and made for the express benefit of Lender.

Entire Agreement: The provisions of this Note and the Loan Documents may be amended or revised only by an instrument in writing signed by the Maker and Lender. This Note and all the other Loan Documents embody the final, entire agreement of Maker and Lender and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Maker and Lender. There are no oral agreements between Maker and Lender.





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            IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first above written.


                                        BROCK SUITE GREENVILLE, INC.,
/s/ MARK WEIBEL                           a Delaware corporation
- ------------------------------
Witness

                                        By: /s/ MELVIN J. MELLE
                                           ------------------------------------
                                           Name: Melvin J. Melle
                                                -------------------------------
/s/ THOMAS L. BLOODWORTH                   Title: Vice President
- ------------------------------                   ------------------------------
Witness





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